Exhibit 10.29

                                    AGREEMENT

     THIS AGREEMENT (the "Agreement") is entered into as of this 1st day of April 2007, by and between Emerging Markets Consulting, LLC, a Florida limited liability company (herein referred to as "EMC") and Intraop Medical Corporation, a Nevada corporation (herein referred to as "the Company").

                                    RECITALS

A. Whereas, the Company routinely provides information about its business to various parties to further its business and opportunities ("the Company Information");

B. Whereas, the Company requires assistance with the design, development, and dissemination of the Company Information;

C. Whereas, EMC has experience in assisting entities similar to the Company in developing and disseminating the Company Information; and

D. Whereas, the Company desires to engage EMC to assist in the development and dissemination of the Company Information and EMC desires to accept the engagement upon the terms and conditions set forth herein.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:

     1. Appointment and Engagement. The Company hereby appoints and engages EMC as and EMC hereby accepts such appointment and engagement, subject to the terms and conditions set forth in this Agreement.

     2. Services to be provided by EMC. EMC shall provide the services described on Exhibit A attached hereto and incorporated herein by reference (the "Description of Services"). EMC and the Company shall update the Description of Services on a periodic basis, as necessary. EMC shall perform such services in a professional and timely manner as described in the Description of Services.

     3. Term of Agreement. This Agreement shall become effective upon execution hereof and remain in effect for a period of six months thereafter. This Agreement shall automatically be renewed for one additional six (6) month term ("the Renewal Term") unless either the Company or EMC delivers written notice to the other party not less than ten (10) days prior to the expiration of the current term that it intends to terminate the Agreement at the end of such term. Notwithstanding the foregoing, the Company may terminate this Agreement in its entirety on the three (3) month anniversary of the date of this Agreement if the Company, in its reasonable discretion, is not satisfied with the performance of EMC under this Agreement by delivering written notice of such termination to EMC not less than five (5) days prior to the end of such three (3) month term.

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     4.  Compensation.  The  Company  hereby  agrees  to pay EMC  the  following compensation ("the fee") during the term of this Agreement

          (a) Ten thousand dollars ($10,000) per month payable on the first day of each month in advance of each respective month for which services are to be rendered during the six month term of this agreement; and if this agreement is renewed, ten thousand dollars ($10,000) per month payable on the first day of each month in advance of each respective month for which services are to be rendered for each month for the Renewal Term.

          (b) Two hundred thousand (200,000) restricted shares of the Company's common stock (the "Shares") as follows: (i) 100,000 shares shall be delivered to EMC upon the execution of this Agreement; and (ii) one hundred thousand (100,000) shares shall be delivered to EMC upon the first day of the Renewal Term;

          (c) 100,000 cashless common stock purchase warrants (the "Warrants"). The Warrants shall vest upon execution hereof, have an exercise price of $0.40 per share and be exercisable from the date of execution hereof until the expiration of five years. The form of Warrant is attached hereto as Exhibit B.

          (d) Upon the first day of the Renewal Term of this agreement, EMC shall receive 100,000 cashless common stock purchase warrants (the "Warrants") which shall vest immediately, have an exercise price of $1.00 per share and be exercisable by EMC from the date of execution hereof until the expiration of five years.

          (e) Upon the execution of this agreement, all amounts due and unpaid under the prior agreement between EMC and the Company dated April 1, 2006 must be paid in full.

         The Shares, the Warrants and the shares of Common Stock issuable upon exercise of the Warrants are collectively referred to herein as "the Securities."

          (f) Upon delivery of any portion of the fee paid either in cash or securities to EMC, that portion of the fee shall be deemed earned and non-refundable and is paid to EMC for the purpose of assuring EMC's availability to perform the services set forth on Exhibit A hereto.

     5. Securities Matters. EMC hereby represents, warrants and agrees as follows:

          (a) Purchase Entirely for Own Account. The Securities will be acquired for investment for EMC's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that EMC has no present intention of selling, granting any participation in, or otherwise distributing the Securities.

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          (b) Reliance on  Representations.  EMC understands that the Securities are not registered under the Securities Act of 1933, as amended (the "1933 Act") on the grounds that the sale provided for in this Agreement and the issuance of Securities hereunder is exempt from registration under the Act pursuant to
Section 4(2) thereof and Rule 506 of  Regulation D promulgated  thereunder,  and
that  the  Company's   reliance  on  such   exemption  is  predicated  on  EMC's
representations set forth herein.

          (c) Disclosure of Information. EMC believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Securities. EMC further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of Securities and the business, properties, prospects and financial condition of the Company.

          (d) Investment Experience. EMC is a sophisticated investor and acknowledges that it is able to fend for itself, himself or herself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. EMC has not been organized for the purpose of acquiring the Securities.

          (e) Accredited Investor. EMC is an "accredited investor" within the meaning of Securities and Exchange Commission ("SEC") Rule 501 of Regulation D, as presently in effect.

          (f) Restricted Securities. EMC understands that the Securities it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act, only in certain limited circumstances. In this connection, EMC represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the 1933 Act.

          (g) Further Limitations on Disposition. For a period of two years from the date hereof, without in any way limiting the representations set forth above, EMC further agrees not to make any disposition of all or any portion of the Securities unless and until:

               (i) There is then in effect a registration statement under the 1933 Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

               (ii) EMC shall have notified the Company of its proposed disposition in reliance upon Rule 144, and (ii) if reasonably requested by the Company, EMC shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the 1933 Act. It is agreed that the Company will not require opinions of counsel from EMC for transactions made pursuant to Rule 144, except in unusual circumstances and in such instance, the cost of such opinion shall be borne by the Company.

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               (iii)  Notwithstanding the provisions of Subsections (i) and (ii)
above, no such registration statement or opinion of counsel shall be necessary for a transfer by EMC that is a partnership to a partner or affiliated partnership or fund, of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or his or her spouse, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he or she were an original purchaser hereunder.

          (h) Legends. It is understood that the certificates evidencing the Securities may bear a legend in substantially the following form:

"THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

          (i) Rule 144 and Resale. Upon EMC notifying the Company and providing, at its expense, an opinion of counsel that the Securities are eligible for resale under Rule 144 promulgated under the 1933 Act (including any Rule adopted in substitution or replacement thereof), the Company will allow such sale or transfer and not interfere in any way with such sale or transfer. If any certificate representing the Securities is presented to the Company's transfer agent for registration or transfer in connection with any sales theretofore made in compliance with the securities laws, whether because the Securities are subject to an effective registration statement under the 1933 Act or are eligible for resale under Rule 144 provided such certificate is duly endorsed for transfer by the appropriate person or accompanied by a separate stock power duly executed by the appropriate person and guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee Medallion program), pursuant to SEC Rule 17Ad15. in each case, the Company will promptly instruct its transfer agent to allow such transfer and to issue one or more new certificates representing such Securities to the transferee. All costs of such transfer shall be borne by the Company including the costs of any legal opinion. The Company shall fully comply with any and all federal or state securities laws, rules and regulations governing the issuance of any such Securities or the resale by EMC.

     6. Reports Under Securities Exchange Act of 1934. With a view to making available to EMC the benefits of Rule 144 promulgated under the 1933 Act and any other rule or regulation of the SEC that may at any time permit EMC to sell securities of the Company to the public without registration, the Company agrees to:

          (a) use its best efforts to make and keep public information available, as those terms are understood and defined in Rule 144;

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

          (b) use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the Securities Exchange Act of 1934, as amended (the "1934 Act"); and

          (c) furnish to EMC, so long as EMC owns any Securities, forthwith upon request: (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act; (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company; and (iii) such other information as may be reasonably requested in order to permit EMC to avail itself of any rule or regulation of the SEC or any state securities authority which permits the selling of any such securities without registration.

     7. Company Information.

          (a) For purposes of this Agreement, the Company Information shall be deemed to include all information involving the Company provided to or disseminated in any fashion by EMC or the Company or which is in the public domain, including but not limited to information used in electronic media, web casts, information provided verbally or in writing, information provided to persons or entities in EMC's email address database, data and information provided to Wall Street Capital Funding, information contained in press releases concerning the Company, and information disseminated about the Company at any seminar or trade show. EMC acknowledges and agrees that the Company shall have final approval with respect to the dissemination of the Company Information including, without limitation, the nature and format of the Company Information distributed, the means of distribution and the parties to whom such Company Information is distributed.

          (b) The Company shall provide EMC, on a regular and timely basis, with all approved data and information about the Company, its management, its products and/or services, and its operations, as reasonably requested by EMC for performance of its services under this Agreement. The Company shall be responsible for advising EMC of any facts that would affect the accuracy of any prior data and information previously supplied to EMC.

          (c) The Company shall promptly provide EMC with full and complete copies of all: (a) Form 8-K, 10-QSB and 10-KSB filings with the SEC; (b) all stockholder reports and communications and press releases; (c) data and information supplied to any analyst, broker-dealer, market maker, or other member of the financial community; and (d) product/service brochures and sales materials.

          (d) EMC's services and any print or advertorial materials developed by EMC will only be used for training purposes of EMC's employees and/or for educational purposes or in connection with the Company's products and/or services and will not be used in the offer or sale of the Company's securities or in connection with any type of promotion or the Company's securities.

          (e) The Company will notify EMC contemporaneously if any information or data being supplied to EMC has not been generally released or promulgated.

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     8. Duties and Representations of Company

     a. No Pending Material Litigation or Proceedings. There are no actions, suits or proceedings pending or, to the best of the Company's knowledge, threatened against or affecting the Company at law or in equity or before or by any federal, state, municipal or other governmental department, commission, court, board, bureau, agency or instrumentality, domestic or foreign, or affecting any of the officers or directors or principal stockholders of the Company in connection with the business, operations or affairs of the Company, which might result in any adverse change in the business of the Company, or which might prevent the Company from performing the services contemplated by this Agreement.

     b. Compliance with Law and Government Regulations. The Company is in compliance, and during the term of this Agreement will be in compliance, with all applicable statutes, regulations, decrees, orders, restrictions, guidelines and standards, whether mandatory or voluntary, imposed by the United States of America, any state, county, municipality or agency of any thereof, and any foreign country or government to which the Company is subject. Without limiting the generality of the foregoing, the services contemplated by this Agreement do not and will not: (a) involve effecting transactions in any security, or inducing, or attempting to induce the purchase or sale of any security which would require the Company or its officers or employees to register under the 1934 Act; (b) activities which would require the Company or its agents to register under the Investment Advisors Act of 1940, as amended; or (c) activities which would under state regulation relating to broker-dealers or investment advisors require registration or licensing.

     c. Certain Business Practices. No officer, director, shareholder, employee, agent or other representative of the Company, or any person acting on behalf of the Company, has or will directly or indirectly, given or agreed to give or give any illegal, unethical or improper gift or similar benefit to any broker, dealer, governmental employee or other person who is or may be in a position to help or hinder the Company or influence the price of a security.

     d. The Company shall act diligently and promptly in providing materials to EMC and shall promptly inform EMC of any requested changes, misprints, errors or inaccuracies in any materials provided to or prepared by EMC. Prior to dissemination of any Company Information, the Company will review and verify all information contained therein is true and accurate in all material respects. The Company acknowledges that EMC is relying exclusively upon the information it receives from the Company and the Company acknowledges that it is responsible for the truthfulness, completeness and reliability of the information provided to the Company.

     9. Activities of EMC. EMC's activities pursuant to this Agreement or as contemplated by this Agreement do not constitute and shall not constitute acting as a securities broker or dealer or finder. Further, EMC shall not receive any compensation of any form for introducing or locating a potential investor or investor or members of the financial community to the Company.

     10. Compliance with 1933 Act Section 17(b). The Company will ensure that publishers of any publications containing the Company Information will comply with Section 17(b) of the 1933 Act regarding any publication, notice, circular, advertisement, newspaper, article, letter, investment service, or communication describing the Company or its securities which is disseminated, released, circulated, or published by EMC or any other party by use of any means or instruments of transportation or communication in interstate commerce or by the use of the mails.

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     11. Where Services shall be performed. EMC's services shall be performed at
EMC's main office location or other such designated location as EMC deems the most advantageous for the services to be performed.

     12. EMC as an Independent Contractor, Third Parties and Conflicts. EMC is an independent contractor, and not an employee of the Company. EMC shall be responsible for all out-of-pocket costs it incurs in connection with the performance of its services under this Agreement. EMC has no authority to bind the Company or any affiliate of the Company in any manner including any legal action, contract, agreement, or purchase, and such action cannot be construed to be made in good faith. EMC is not entitled to any medical coverage, life insurance, savings plans, health insurance, or any and all other benefits afforded Company employees. EMC shall be solely responsible for any Federal, State or local taxes. EMC may use subcontractors and third parties to provide the services set forth herein at its discretion, with the prior written approval of the Company. The Company hereby acknowledges that EMC does, and shall, represent and service other and multiple clients in the same manner as it does the Company. Additionally, the Company hereby acknowledges that EMC may represent companies which compete with the Company and that this Agreement is non-exclusive with regard to EMC's services.

     13. Termination of Agreement. This Agreement may be terminated prior to the expiration of the term set forth in Section 10 herein as follows:

          (a) Upon the bankruptcy or liquidation of the other party; whether voluntary or involuntary;

          (b)  Upon the other party taking the benefit of any insolvency law;

          (c) Upon the other party having or applying for a receiver appointed for either party: or

          (d) In the event the other party is unable to perform or is in breach of any material term of this Agreement. In such instances, any fees paid to EMC shall be non-refundable.

     14. Returning Company Documents. EMC agrees that, upon termination of this Agreement, EMC shall deliver to the Company (and will not keep in EMC's possession or deliver to anyone else) any and all records, data, notes, reports, proposals, lists, correspondence, other documents or property, or reproductions of any of the aforementioned items belonging to the Company, its successors or assigns.

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     15. Representations of EMC. EMC makes no representation to the Company that any Company Information will result in any enhancement or benefit to the Company.

     16. Agreement not to Solicit EMC Employees. The Company acknowledges that EMC has expended considerable time, effort and expense in training its respective employees, advisors, independent contractors, subcontractors and EMC in methods of operation, and that the foregoing will acquire confidential knowledge and information as to accounts, customers, business patrons, databases, as well as confidential knowledge and information concerning the methods, forms, contracts and negotiations of EMC. As such, the Company is prohibited during the term of this Agreement and for a period of one (1) year after the termination of this Agreement from soliciting any employee of EMC as a potential employee or consultant with the Company without the prior written consent of EMC, which shall not be unreasonably withheld.

     17. Miscellaneous.

          (a) Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement. In the event any signature is delivered by facsimile transmission, the party using such means of delivery shall cause the manually executed Execution Page(s) hereof to be physically delivered to the other party within five (5) days of the execution hereof, provided that the failure to so deliver any manually executed Execution Page shall not affect the validity or enforceability of this Agreement.

          (b) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

          (c) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

          (d) Entire Agreement; Amendments. This Agreement and the instruments referenced herein contain the entire understanding between EMC and the Company with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor EMC makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived other than by an instrument in writing signed by the party to be charged with enforcement and no provision of this Agreement may be amended other than by an instrument in writing signed by the Company and EMC.

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          (e) Notices.  Any notices  required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally, by responsible overnight carrier or by confirmed facsimile, and shall be effective five (5) days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by responsible overnight carrier or confirmed facsimile, in each case addressed to a party. The addresses for such communications shall be:

If to the Company:
Name: Dr. Donald A. Goer
Intraop Medical Corporation
570 Del Rey Avenue
Sunnyvale, California  94085
Facsimile: (408) 636-0022

If to EMC:

Emerging Markets Consulting, LLC
126 South Bumby Ave, #A
Orlando, Florida 32803 USA
Attn: James S. Painter
Facsimile: (321) 218-9115

          (f) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns.

          (g) Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

          (h) Further Assurances. The Company and EMC shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

          (i) Law and Arbitration. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida applicable to contracts executed and performed in such State, without giving effect to conflict of law principles. All controversies, claims and matters of difference arising between the parties under this Agreement shall be submitted to binding arbitration in Orange County, Florida under the Commercial Arbitration Rules of the American Arbitration Association ("the AAA") from time to time in force (to the extent not in conflict with the provisions set forth herein). This Agreement to arbitrate shall be specifically enforceable under applicable law in any court of competent jurisdiction. Notice of the demand for arbitration shall be filed in writing with the other parties to this Agreement and with the AAA. Once the arbitral tribunal has been constituted in full, a hearing shall be held and an award rendered as soon as practicable. The demand for arbitration shall be made

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within a  reasonable  time after the claim,  dispute or other matter in question has arisen, and the parties are not making progress toward a resolution. In no event shall it be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter would be barred by the applicable contractual or other statutes of limitations. The parties shall have reasonable discovery rights as determined by the arbitration. The award rendered by the arbitrators shall be final and judgment may be entered in accordance with applicable law and in any court having jurisdiction thereof. The decision of the arbitrators shall be rendered in writing and shall state the manner in which the fees and expenses of the arbitrators shall be borne.

          (j) Waivers. No delay on the part of any party in exercising any right, power, or privilege hereunder shall operate as a waiver thereof. Nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy in or breach by any other party of any representation, warranty, covenant or Agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or Agreement contained in this Agreement (or in any other Agreement between the parties) as to which there is no inaccuracy or breach.

          (k) Variations in Pronouns. Wherever the context shall so require, all words herein in the male gender shall be deemed to include the female or neuter gender and vice versa, all singular words shall include the plural, and all plural words shall include the singular. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

          (l) Presumption Against Scrivener. Each party waives the presumption that this Agreement is presumed to be in favor of the party which did not prepare it, in case of a dispute as to interpretation.

          (m) Attorney's Fees. In the event either party is in default of the terms or conditions of this Agreement and legal action is initiated or suit be entered as a result of such default, the prevailing party shall be entitled to recover all costs incurred as a result of such default including all costs, reasonable attorney fees, expenses and court costs through trial, appeal and to final disposition.

          (n) Authority. Each of EMC and the Company has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and to perform fully the obligations hereunder including all requisite manager, member or director approvals, as applicable. This Agreement has been duly executed and delivered and is the valid and binding obligation of EMC and the Company enforceable in accordance with its terms, except as may be limited by bankruptcy, moratorium, insolvency, or other similar laws generally affecting the enforcement of creditors' rights. Each of EMC and the Company represents that except with respect to existing Company Information and properly licensed materials, the performance, distribution, or use of anticipated materials will not violate the rights of any third parties. The execution and delivery of this Agreement and the other agreements contemplated hereunder, and the consummation of the transactions contemplated hereby and thereby, and the performance of this Agreement by EMC and the Company, in accordance with their respective terms and conditions, will not: (i) require the approval or consent of any foreign, federal, state, county, local, or other governmental or regulatory body or the approval or consent of any other person;
(ii) conflict with or result in any breach or violation of any of the terms and conditions of, or constitute (or with notice or lapse of time or both would constitute) a default under any order, judgment, or decree applicable to EMC or the Company, as applicable, or any instrument, contract, or other agreement to which EMC or the Company is a party or by or to which EMC or the Company is bound or subject; or (iii) result in the creation of any lien or other encumbrance on the assets or properties of EMC or the Company.

          (o) Failure to Perform. In the event EMC fails to perform its work or services hereunder for any reason, its entire liability to the Company shall not exceed the actual damage to the Company as a result of such non-performance. In no event shall EMC be liable to the Company or any other party for any indirect, special or consequential damages.


IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this Agreement as of the date set forth below:


                             EMC:

                             Emerging Markets Consulting, LLC


                             By: /s/ James S. Painter
                                 --------------------
                             Name:    James S. Painter
                             Title:   Chief Executive Officer
                             Date:    April 9, 2007

                             COMPANY:

                             Intraop Medical Corporation

                             By: /s/ Donald A. Goer
                                 ------------------
                             Name:    Dr. Donald A. Goer
                             Title:   Chief Executive Officer
                             Date:    April 9, 2007

                                    EXHIBIT A
                             Description of Services

Services provided by EMC to the Company may include the following, as requested by the Company:

          (a) Arranging for and providing electronic media and web cast services to enable the Company to conduct conference calls between it and the public on a monthly basis starting no later than three weeks after signing this Agreement.

          (b) Drafting and/or editing and/or designing and/or assembling the Company Information (as defined in Section 7), including but not limited to information used in electronic media, web casts, information provided verbally or in writing, information provided to persons or entities in EMC's email address database, data and information provided to Wall Street Capital Funding, information contained in press releases concerning the Company, and information disseminated about the Company at any seminar or trade show. The Company and EMC shall review and mutually agree on the specific services to be provided under this paragraph (b).

          (c) Make calls to and attend meetings with registered brokers selected by EMC, with the prior written consent of the Company. The initial call to the registered brokers will provide a brief explanation of the Company. The phone call will be followed promptly by a fax or email to the registered brokers in a bullet sheet format that provides more detail for the registered broker to review. The initial call to the registered brokers will be followed up by a number of follow up calls to the registered brokers over time, not less than 1-5 follow-up calls per month, which will discuss Company developments reflected in news releases and SEC filings. EMC will make a minimum of 200 and maximum of 450 contacts a week to registered brokers during the term of this Agreement and will provide the Company with adequate documentation to verify the number of contacts and identity of brokers contacted.

          (d) Dissemination of one Wall Street News Alerts by Wall Street Capital Funding no later than April 15th.

          (e) Dissemination of a Company profile approved by the Company to EMC's existing email address database no later than 2 business days after signing this Agreement and distribute updates to such profile on a quarterly basis thereafter.

          (f) Edit up to 20 press releases per quarter, as provided by the Company.

          (g) Dissemination of the Company Information Package at trade shows that will be attended by EMC. Provide the Company with a list of trade shows EMC plans on attending in the six months following the signing of this agreement.

          (h) Provide the Company with a monthly report on or before the 5th business day of each month summarizing EMC's services performed under this Agreement for the preceding month and its planned services for the current month. Such report will be in form and substance satisfactory to the Company and EMC.

                                    EXHIBIT B

                                 Form of Warrant

                                 (see attached)